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                                                                   Exhibit A
                                                                   ---------
                             Joint Filing Agreement

         The undersigned hereby acknowledge and agree that, pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended, the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on
Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated: March 23, 2001                 CHAP-CAP PARTNERS, L.P.

                                      By: Chapman Capital L.L.C.,
                                          as General Partner

                                      By: /s/ Robert L. Chapman, Jr.
                                          ------------------------------
                                          Name:  Robert L. Chapman, Jr.
                                          Title: Managing Member


Dated: March 23, 2001                 CHAPMAN CAPITAL L.L.C.

                                      By: /s/ Robert L. Chapman, Jr.
                                          ------------------------------
                                          Name:  Robert L. Chapman, Jr.
                                          Title: Managing Member


Dated: March 23, 2001                 /s/ Robert L. Chapman, Jr.
                                      ------------------------------
                                      Robert L. Chapman, Jr.


Dated: March 23, 2001                 THIRD POINT MANAGEMENT COMPANY, L.L.C.

                                      By: /s/ Daniel S. Loeb
                                          ------------------------------
                                          Name:  Daniel S. Loeb
                                          Title: Managing Member


Dated: March 23, 2001                 /s/ Daniel S. Loeb
                                      ------------------------------
                                      Daniel S. Loeb